Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Irvine Sensors Corporation of our report dated December 29, 2011, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Irvine Sensors Corporation for the year ended October 2, 2011.

/s/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

Newport Beach, California

December 29, 2011